Exhibit (c)(19)

2 AUGUST 2008 D R A F T Project Sail DISCUSSION MATERIALS CONFIDENTIAL

The information herein has been prepared by Lazard based upon information supplied by Traveler Group, Inc. (“Traveler” or the Company) and Channel Holdings, Ltd. (“Channel”) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and Channel with respect to the anticipated future performance of the Company and Channel. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, Channel or any other entity, or concerning solvency or fair value of the Company, Channel or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and Channel to the future financial performance of the Company or Channel. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Traveler (the “Special Committee”), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law. Disclaimer PROJECT SAIL CONFIDENTIAL D R A F T

I TRANSACTION OVERVIEW PROJECT SAIL D R A F T Collar Sensitivity Analysis 1 Assumes 0.4850x exchange ratio, cap of $25.00, floor of $18.50 (midpoint of $21.75), variable exchange ratio above $25.00 and between $16.75 and $18.50, and fixed exchange ratio of 0.5357x below $16.75. Channel shareholders would also receive a $1.83 per share cash distribution simultaneously with consummation of the transaction Note: Excludes estimated value of Channel warrants owned by Traveler to be cancelled. Price as a Multiple of: Accretion/(Dilution) Price as a Multiple of: Traveler 2008E 6/30/08 Exchange Consideration EPS BVPS Premium 6/30/08 12/31/08 Share Price EPS BVPS Ratio Stock Cash Total 2009E 2010E 12/31/08 (a) to Current BVPS BVPS $26.00 8.8x 1.88x 0.4663x $12.13 $1.83 $13.96 (3%) (1%) 21% 56% 1.26x 1.18x 25.50 8.6 1.85 0.4755 12.13 1.83 13.96 (4%) (2%) 22% 56% 1.26 1.18 25.00 8.5 1.81 0.4850 12.13 1.83 13.96 (5%) (3%) 22% 56% 1.26 1.18 24.50 8.3 1.77 0.4850 11.88 1.83 13.71 (5%) (3%) 22% 53% 1.24 1.16 24.00 8.1 1.74 0.4850 11.64 1.83 13.47 (5%) (3%) 22% 50% 1.22 1.14 23.50 8.0 1.70 0.4850 11.40 1.83 13.23 (5%) (3%) 22% 47% 1.20 1.12 23.00 7.8 1.66 0.4850 11.16 1.83 12.99 (5%) (3%) 22% 45% 1.18 1.10 22.50 7.6 1.63 0.4850 10.91 1.83 12.74 (5%) (3%) 22% 42% 1.15 1.08 22.00 7.5 1.59 0.4850 10.67 1.83 12.50 (5%) (3%) 22% 39% 1.13 1.06 21.50 7.3 1.56 0.4850 10.43 1.83 12.26 (5%) (3%) 22% 37% 1.11 1.04 21.00 7.1 1.52 0.4850 10.19 1.83 12.02 (5%) (3%) 22% 34% 1.09 1.02 20.50 6.9 1.48 0.4850 9.94 1.83 11.77 (5%) (3%) 22% 31% 1.07 1.00 20.00 6.8 1.45 0.4850 9.70 1.83 11.53 (5%) (3%) 22% 29% 1.04 0.98 19.50 6.6 1.41 0.4850 9.46 1.83 11.29 (5%) (3%) 22% 26% 1.02 0.96 19.00 6.4 1.38 0.4850 9.22 1.83 11.05 (5%) (3%) 22% 23% 1.00 0.94 18.50 6.3 1.34 0.4850 8.97 1.83 10.80 (5%) (3%) 22% 20% 0.98 0.92 18.00 6.1 1.30 0.4985 8.97 1.83 10.80 (6%) (4%) 22% 20% 0.98 0.92 17.50 5.9 1.27 0.5127 8.97 1.83 10.80 (7%) (5%) 23% 20% 0.98 0.92 17.00 5.8 1.23 0.5278 8.97 1.83 10.80 (8%) (6%) 23% 20% 0.98 0.92 16.50 5.7 1.21 0.5357 8.84 1.83 10.67 (9%) (7%) 23% 19% 0.97 0.90 16.00 5.4 1.16 0.5357 8.57 1.83 10.40 (9%) (7%) 23% 16% 0.94 0.88 15.50 5.3 1.12 0.5357 8.30 1.83 10.13 (9%) (7%) 23% 13% 0.92 0.86 15.00 5.1 1.09 0.5357 8.04 1.83 9.87 (9%) (7%) 23% 10% 0.89 0.84 14.50 4.9 1.05 0.5357 7.77 1.83 9.60 (9%) (7%) 23% 7% 0.87 0.81 14.00 4.7 1.01 0.5357 7.50 1.83 9.33 (9%) (7%) 23% 4% 0.84 0.79

VIII PRO FORMA FINANCIAL ANALYSIS PROJECT SAIL D R A F T Pro Forma Income Statement ($ in millions, except per share amounts) 2 Source: FactSet (8/1/08), company filings and management projections. Note: Standalone data based on management projections. Assumes 0.4850x exchange ratio and Traveler share price of $23.18 Standalone Net Income: Traveler Channel Subtotal Adjustments: Pre-Closing Channel Net Income Cost Savings Interest Expense Amortization of Identifiable Intangibles Amortization of Debt Issuance Fee Amortization of Bridge Loan Fees Loss of Equity Income from Channel Foregone Interest Income on Cash Shift in Business Mix Change in TRM Accounting Impact of External Reinsurance Ceded Channel Tax Adjustment Subtotal Pro Forma Net Income WA Diluted Shares (mm): Pro Forma Traveler Standalone Earnings per Share: Pro Forma Traveler Standalone Accretion/(Dilution): $ % 2009E 2010E $76.0 $81.0 89.6 101.7 $165.6 $182.8 --$3.6 $4.7 --(0.5) (0.5) --------(3.9) (4.9) (3.1) (3.1) 0.6 1.7 (3.7) (0.4) (2.2) (9.3) (29.5) (33.3) ($38.7) ($45.1) $126.8 $137.7 40.8 40.8 23.3 23.3 $3.11 $3.37 3.26 3.47 ($0.15) ($0.10) (4.7%) (3.0%)

VII ANALYSIS OF TRANSACTION PROJECT SAIL DRAFT Summary of Selected Transaction Statistics ($ in millions, except per share amounts) 3 Note: Based on Channel fully diluted share count. (a) Includes Aspen, Endurance, PartnerRe, Everest Re and Platinum Underwriters. (b) Based on 8/1/08 Traveler share price $23.18. (c) Excludes accumulated and other comprehensive income (AOCI). Selected Comparable Channel Offer Traded Companies (a) P&C Premiums Paid Analysis Statistic Price Mean Median Deals FIG All Implied Stock Consideration per Share (b) $11.24 Cash Distribution per Share 1.83 Warrant Value per Share 0.06 Total Consideration per Share $13.13 Exchange Ratio (Stock Only) 0.4850x Implied Aggregate Exchange Ratio 0.5666x Aggregate Consideration ($mm) $508.0 Consideration as Multiple of: IBES: 2008E EPS $1.75 7.5x 6.2x 6.4x 2009E EPS 2.20 6.0 6.4 6.8 Management: 2008E EPS $1.50 8.7x 6.2x 6.4x 2009E EPS 2.32 5.7 6.4 6.8 Book Value per Share (6/30/08E): Reported $11.05 1.19x 0.90x 0.91x Adjusted (c) 11.51 1.14 0.93 0.94 Implied Premium: Current (8/1/08) $8.97 46% 31% 21% 23% 1-Week Prior 9.21 43% 30% 21% 23% 1-Month Prior 9.49 38% 38% 24% 25% 52-Week High 13.15 (0%) 52-Week Low 8.74 50% 30 Day VWAP 9.18 43%